EXHIBIT 10.9

Intercompany Shared Employment Agreement

This Shared Employment Agreement (the “Agreement”) is made and entered into as of the 31st day of January 2024 (the “Effective Date”), by and between GBANK FINANCIAL HOLDINGS INC., a Nevada corporation (hereinafter referred to as “Holding Company”), GBANK, a Nevada Corporation and a wholly owned subsidiary of GBank Financial Holdings Inc. (hereinafter referred to as “Bank”), and EDWARD M. NIGRO (hereinafter referred to as “Executive”).

Whereas, the Holding Company and the Bank desire to employ the Executive in the capacity of Executive Chairman, and the Executive agrees to serve in this capacity under the terms and conditions set forth herein.

Now, therefore, the parties agree as follows:

1. Positions and Duties:

Executive Chairman of the Holding Company:

■	Direct, oversee, and provide guidance on the growth, development, and implementation of strategic plans for the Holding Company and all subsidiaries and affiliates.
■	Direct and provide guidance to all the Holding Company’s senior management with respect to each of their respective duties, particularly in areas critical to the Holding Company’s financial success.
■	Exercise all powers commonly incident to such position or which are or from time to time may be delegated to the by the Holding Company Board.
■	Facilitate effective communication between the Boards of the Holding Company, Bank, and all subsidiaries and affiliates, shareholders, and senior management.

Executive Chairman of the Bank:

■	Direct, oversee, and provide guidance on the growth, development, and implementation of strategic plans for the Bank and all subsidiaries and affiliates.
■	Direct and provide guidance to all the Bank’s senior management with respect to each of their respective duties, particularly in areas critical to the Bank’s financial success.
■	Exercise all powers commonly incident to such position or which are or from time to time may be delegated to the by the Bank Board.

General Responsibilities:

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Executive shall have such responsibilities and duties and such authority to transact business on behalf of the Holding Company, Bank, and all subsidiaries and affiliates, as applicable, that are customarily incident to the office of the Executive Chairman of a Bank Holding Company and state-chartered banking institution, or as may be delegated by the Holding Company and/or Bank Board of Directors, as applicable.

2. Time Allocation and Analysis:

The Executive's time shall be proportionately allocated between the Holding Company, Bank, and subsidiaries and affiliates.

3. Compensation:

The Executive shall receive a total annual base salary compensation of $250,000 per year, payable in regular installments and with standard payroll withholding. The Holding Company and the Bank will each provide annual base salary compensation equivalent to $125,000 per year. This allocation is supported by the analysis of the Executive’s time allocation and involvement in roles and responsibilities as defined for the Holding Company, Bank, and all subsidiaries and affiliates, as applicable, and as may change from time to time.

Further, Executive shall be entitled to participate in any and all other employee benefits and plans that may be developed and adopted by Holding Company and/or Bank, in their sole discretion, and in which Executive is eligible to participate, including, but not limited to, any bonus/incentive compensation plan and/or any 401(k) plan of Bank in which Executive is eligible to participate. Specifically, Executive is eligible to participate in Holding Company and Bank discretionary annual bonus programs, as defined and governed by the Executive Annual and Long-Term Incentive Plan, which is subject to change at any time by the Holding Company’s and Bank’s Compensation Committee.

4. Term of Agreement and Termination:

Terms of this Agreement, and any changes therein, are subject to the conditions set forth for the Executive Chairman position in the By-Laws of the Holding Company and Bank.

5. Confidentiality:

The Executive agrees not to disclose any confidential information pertaining to the business affairs of both the Holding Company and the Bank during and after the term of employment.

6. Conflict of Interest:

The Executive shall disclose any potential conflicts of interest and shall not engage in any activity that conflicts with the interests of the Holding Company, Bank, or any subsidiaries or affiliates.

7. Governing Law:

This Agreement shall be governed by the laws of Nevada.

8. Entire Agreement:

This document constitutes the entire agreement between the parties and supersedes all prior negotiations, agreements, and understandings.

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9. Board Review and Approval:

This Agreement and the delineated roles and responsibilities of the Executive shall be presented to the Board of Directors of both the Holding Company and the Bank.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDING COMPANY GBANK FINANCIAL HOLDINGS INC. a Nevada corporation

By:	/s/ T. Ryan Sullivan
T. Ryan Sullivan, President/CEO

BANK GBANK a Nevada corporation

By:	/s/ T. Ryan Sullivan
T. Ryan Sullivan, President/CEO

EXECUTIVE

/s/ Edward M. Nigro
Edward M. Nigro

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